Exhibit 99.4

g8wave, Inc.
Consolidated Financial Statements for the six months ended June 30, 2007 (Unaudited) and Consolidated Statements of Operations and Cash Flows for the six months ended June 30, 2006 (Unaudited)

g8wave, Inc.

g8wave, Inc.
Consolidated Balance Sheets
June 30, 2007
(Unaudited)

Assets
Current Assets:
Cash	$1,747,540
Accounts receivable, trade	892,650
Prepaid expenses	1,107,876
Due from affiliates	116,964
Deferred tax asset	38,060
Other assets	4,750

Total current Assets	3,907,840

Property, plant, and equipment	1,941,969
Accumulated depreciation	(1,687,490)
Net property, plant and equipment	254,479

Total Assets	$4,162,319

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	1,793,737
Deferred revenue	29,500

Total current liabilities	1,823,237

Stockholders' Equity:
Common stock, $.0000001 par value: 25,000,000 shares authorized; 9,650,000 shares issued and outstanding	1
Preferred Stock, $.0000001 par value; 7,172,500 shares authorized; 7,172,500 shares issued and outstanding	7,465,995
Notes receivable, stockholder	(32,014)
Additional paid-in-capital	45,566
Accumulated other comprehensive income	(21,917)
Accumulated (deficit) earnings	(5,118,549)

Total Stockholders' Equity	2,339,082

Total Liabilities and Stockholders' Equity	$4,162,319

See accompanying notes to consolidated financial statements

g8wave, Inc.
Consolidated Statements of Operations
For the Six Months Ended June 30,
(Unaudited)

	2007	2006
Revenue	$3,785,212	$4,826,701

Cost of Sales	2,496,168	3,259,277

Gross Profit	1,289,044	1,567,424

Operating Expenses:
Administration	1,448,589	1,149,848
Sales and marketing	493,824	669,545
Information technology	611,183	518,901
Operations	409,498	385,518
Finance	109,610	140,103
Corporate	127,341	73,666
Depreciation and amortization	78,604	62,964
Total Operating Expenses	3,278,649	3,000,545

Operating Loss	(1,989,605)	(1,433,121)

Non-Operating Items:
Interest income	62,534	33,810

Loss before provision for income taxes	(1,927,071)	(1,399,311)

Provision for income taxes	(4,460)	50

Net Loss	(1,931,531)	(1,399,261)

Other Comprehensive Income
Foreign currency translation adjustment	11,748	(13,893)

Comprehensive Loss	$(1,919,783)	$(1,413,154)

See accompanying notes to consolidated financial statements

g8wave, Inc.
Consolidated Statements of Cash Flows
For the Six Months ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
Cash Flows From Operating Activities:
Net loss	$(1,931,531)	$(1,399,261)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	78,604	62,964
Issuance of stock in exchange for consulting services	16,500	-
Compensation expense - stock options and warrants	2,491	-
Changes in operating assets and liabilities:
Accounts receivable, trade	636,214	331,084
Prepaid Expenses	(847,208)	(214,340)
Deposits	25,000	(25,174)
Stockholder interest receivable	(376)	-
Corporation tax refund receivable	78,063	-
Accounts payable and accrued expenses	(108,981)	67,708
Deferred revenue	4,000	-
Total adjustments	(115,693)	222,242
Net cash used in operating activities	(2,047,224)	(1,177,019)

Cash Flows From Investing Activities:
Purchase of trademark	-	(100,000)
Property and equipment expenditures	(29,121)	(41,617)
Principal payments received on note receivable, stockholder	6,250	-
Net cash flow used in investing activities	(22,871)	(141,617)

Cash Flows From Financing Activities:
Proceeds from issuance of preferred stock	-	7,500,000
Payment of dividends	-	(1,300,000)
Due from/to affiliates	(278,884)	318,134
Net cash flow provided by (used in) financing activities	(278,884)	6,518,134

Effect of exchange rate changes on cash	15,343	31,486

Net (Decrease) Increase in Cash	(2,333,636)	5,230,984

Cash, Beginning of Year	4,081,176	539,663

Cash, End of Period	$1,747,540	$5,770,647

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$4,460	$-
Noncash Investing Activities:

Note receivable, stockholder	$50,000	$-

See accompanying notes to consolidated financial statements

g8wave, Inc.
Consolidated Statements of Redeemable Preferred Stock and Stockholders' Equity
For the Period Ended June 30, 2007

	Series A						Accumulated
	Convertible Redeemable				Notes	Additional	other
	Preferred Stock		Common Stock		Receivable,	Paid-in	comprehensive	Accumulated
	Shares	Amount	Shares	Par Value	Stockholder	Capital	income	Earnings (Deficit)	Total Stockholders' Equity
Balance, December 31, 2006	7,172,500	$7,465,995	9,500,000	$1	$(37,888)	$26,575	$(33,665)	$(3,187,018)	$4,234,000

Issuance of common stock in exchange for consulting services			150,000	0		16,500			16,500

Principal payments received on note receivable, stockholder					6,250				6,250

Net change in interest receivable on note receivable, stockholder during period					(376)				(376)

Issuance of stock options						2,491			2,491

Net loss								(1,931,531)	(1,931,531)

Foreign currency translation adjustments							11,748		11,748

Balance, June 30, 2007	7,172,500	$7,465,995	9,650,000	$1	$(32,014)	$45,566	$(21,917)	$(5,118,549)	$2,339,082

See accompanying notes to consolidated financial statements

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

1.	Nature of Business

g8wave, Inc. (the “Company”) was incorporated in the State of Delaware on November 4, 2005 and commenced operations in early 2006. The Company and its subsidiary is a worldwide integrated, mobile media company and provider of interactive entertainment, social networking technologies and community services to the mobile market. The Company maintains its headquarters in Boston, Massachusetts and its operations center in London, England.

The Company is subject to risks common to emerging, technology-oriented companies including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, and the need to obtain adequate financing to fund future operations.

The Company’s financial statements have been prepared on the basis of continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business.

Management expects operating losses and negative cash flows to continue for the foreseeable future because of costs and expenses related to selling and marketing of its services, continued development of the Company’s technology, and development of relationships with other businesses. Failure to generate sufficient revenues or raise additional financing would have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives.

2.	Basis of Presentation and Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements present the results of operations of the Company’s U.S. parent and U.K. subsidiary for the periods ended June 30, 2007 and 2006. All significant intercompany accounts and transactions have been eliminated. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2006 and notes thereto contained on Form 8-K of the Company as filed with the Securities and Exchange Commission. The results of operations for the six months ended June 30, 2007 are not necessarily indicative of the results for the full fiscal year ending December 31, 2007.

The Company acquired the stock of g8wave, Ltd. on April 21, 2006 from an entity controlled by a relative of the Company’s founding stockholder. The purchase was recorded as a dividend by the Company and the historical financial information of the acquired company has been consolidated into the financial statements as presented.

3.	Summary Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

Revenue Recognition - The Company’s revenue is derived primarily from telecommunications arrangements and from mobile marketing services. The Company applies the guidelines for revenue recognition established in SEC Staff Accounting Bulleting No. 104 “Revenue Recognition in Financial Statements.” These guidelines establish that revenue can only be recognized when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the sales price is fixed or determinable and (4) collectibility is reasonably assured.

Revenue is recognized as services are provided for telecommunications arrangements. Revenue from mobile marketing services is recognized on the completed-contract basis when the services are completed and accepted by the customer. The completed-contract method is used because the Company’s contracts for these types of services are typically either short-term in duration or management is unable to make reasonably dependable estimates of the costs of the contracts.

Deferred revenue is recorded for products or services that have not been provided but have been invoiced under contractual agreements or paid for by a customer, or when products or services have been provided but the criteria for revenue recognition have not been met.

Cash and Cash Equivalents— The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents. At June 30, 2007, the Company did not have any investments with maturities greater than three months.

The Company seeks to minimize its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution.

Accounts Receivable – Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At June 30, 2007, there was no allowance for doubtful accounts.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist of accounts receivable. The Company maintains its temporary cash in highly rated financial institutions. The Company periodically assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Fair Value of Financial Instruments - The carrying amounts of the Company’s financial instruments, which includes, accounts payable, accrued expenses, and equity instruments, approximate their fair value.

Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. Depreciation is provided using the straight-line method over their estimated useful lives, usually 3 to 5 years.

Impairment of Long-Lived Assets – The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets. SFAS No. 144 requires that the Company review for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its disposition value is less than the carrying amount. The Company evaluated its long-lived assets and determined that there was no impairment at June 30, 2007.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

Stock-Based Compensation—The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, as supplemented by the interpretation provided by SEC Staff Accounting Bulletin No. 107, issued in March 2005. (SFAS 123R replaced SFAS 123, Stock-Based Compensation, issued in 1995.) Under this method, the fair value of all common stock granted or modified after adoption must be recognized in the statement of operations and total compensation cost related to non-vested awards not yet recognized, determined under the original provisions of SFAS 123, must also be recognized in the statement of operations.

Income Taxes - The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities reflect the impact of temporary differences between amount of assets and liabilities for financial reporting purposes and such amounts as measured under enacted tax laws. A valuation allowance is required to offset any net deferred tax assets if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation - For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenue, expenses, and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of June 30, 2007 and 2006 the exchange rate for the United Kingdom Pound was $2.0039 U.S. and $1.8163, respectively, for ₤1.00.

The functional currency of the Company’s U.K. subsidiary is the local currency. The financial statements of the subsidiary are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and the average rate of exchange for the period for revenue, costs and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

4.	Property and Equipment

Property and equipment consists of the following at June 30, 2007:

Computer Equipment	$1,291,695
Software	426,960
Furniture & Fixtures	142,926
Leasehold Improvements	80,388
1,941,969

Less: Accumulated depreciation and amortization	(1,687,490)
Net book value	$254,479

Depreciation expense for the six months ended June 30, 2007 and 2006 was $78,604 and $62,964, respectively.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

5.	Redeemable Convertible Preferred Stock

The Company has authorized 7,172,500 shares of $.0000001 par value Series A Preferred Stock of which all were issued and outstanding at June 30, 2007.

The terms of the Series A Preferred Stock are as follows:

Voting
The holders of the Series A Convertible Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each Preferred Stock is convertible at the time of such vote.

Dividends
The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available, dividends, payable in preference and priority to any payment of any dividend on common stock. No dividends shall be made with respect to the common stock until all declared dividends on the Series A Preferred Stock have been paid. The rate of such dividend shall be 8% per annum of the Original Issue Price and shall be distributed ratably among all holders of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock held by such holders. The right to such dividends shall not be cumulative and no right shall accrue to holders of Preferred Stock because dividends are not declared in any year. No dividends on the Series A Preferred Stock have been declared or paid by the Company through June 30, 2007.

Conversion
Each share of Series A Preferred Stock, at the option of the holder, is convertible into a number of fully paid shares of common stock based upon a conversion calculation as described below. Conversion is automatic immediately upon the earlier of i) the written consent or agreement of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting together as a single class or ii) closing of a firm commitment underwritten public offering in which the public offering (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) aggregate proceeds raised exceeds $20 million, provided that the offering price per share is not less than $5.00.

The number of shares of common stock into which each share of Series A Preferred Stock shall converted is determined by dividing $1.0526315 per share (subject to adjustment from time to time for recapitalizations) by $1.0526315 (subject to adjustment from time to time for recapitalizations).

Redemption
The holders of the Series A Preferred Stock have redemption rights beginning on April 15, 2011. Any holder of Series A Preferred Stock may require the Company to redeem all of the shares of Series A Preferred Stock held by such holder at a price equal to the original Series A Preferred Stock issuance price plus any adjustments for recapitalizations.

If the Company does not have sufficient funds legally to redeem all the shares of Series A Preferred Stock requested to be redeemed at the redemption date, then the Company shall redeem such shares ratably to the extent possible and shall redeem the remaining shares as soon as sufficient funds are legally available.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

6.	Common Stock

In April 2006, the Company’s Board of Directors declared a 9,500-for-1 split of the outstanding common stock, pursuant to which one share of common stock outstanding and held by the stockholders of record was split into 9,500 shares of common stock. In addition, the Board of Directors increased the authorized number of shares of common stock from 1,000,000 shares to 25,000,000 shares.

At June 30, 2007 the Company had 25,000,000 shares of voting common stock authorized, $.0000001 par value, of which 9,650,000 shares were issued and outstanding. In addition, at June 30, 2007, the Company has reserved 7,809,366 shares of common stock for the conversion of Series A Preferred Stock and the exercise of warrants and stock options.

On February 13, 2007 the Company issued 150,000 shares of common stock to a consultant in exchange for services. At the time of issuance, the value of the common stock was $0.11 per share. As a result of the issuance, the Company recorded $16,500 as expense and a corresponding amount as additional paid-in capital.

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

7.	Restricted Stock

During 2006, the Company placed the following restrictions on 50% of the Company’s founding stockholder’s stock:

1.) For so long that the founding stockholder is employed by the Company, commencing on May 21, 2006, 1/24 of the shares of restricted stock will cease to be restricted at the end of each following month.

2.) Other than transfers to immediate family as defined by the “Co-Sale and Right of First Refusal Agreement”, restricted stock may not be transferred except as set forth in the “Co-Sale and Right of First Refusal Agreement”.

3.) If the employment of the founding stockholder is terminated for other than good reason, the shares of restricted stock on the date of such termination shall be subject to a right of repurchase by the Company at the par value thereof. Out of the 4,750,000 original shares of restricted stock 2,572,917 shares ceased to be restricted as of June 30, 2007.

8.	Stock Option and Grant Plan

In 2006, the Company adopted the 2006 Stock Option and Purchase Plan (the “Plan”) that provides for the issuance of common stock and restricted stock of the Company and the grant of incentive stock options “ISOs” or non qualified stock options for the purchase of common stock. Options vest in accordance with the provision of the Plan commencing on the date of grant at a price not less than fair market value as determined by the Board of Directors at the date of the grant. The term of the options is 10 years and the exercise price of incentive stock options can be no less than 100% of fair value per share of the Company’s common stock on the date of grant. Any individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible under the Plan unless (i) the exercise price of the option is at least 110% of the fair market value of a share on the date of grant, (ii) the purchase price (if any) is at least 100% of the fair market value of a share on the date of purchase, and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant. Options generally vest over five years. The number of shares reserved for stock awards under the Plan is 2,529,859 at June 30, 2007. No options were exercised as of June 30, 2007.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

A summary of the stock option activity under the Plan through the period ended June 30, 2007 is as follows:

	Number of stock options	Weighted average exercise price
Outstanding at January 1, 2006	-	$-

Granted	358,459	0.10

Outstanding at December 31, 2006	358,459	$0.10

Granted	153,363	0.11
Cancelled	(41,681)	0.10

Outstanding at June 30, 2007	470,141	$0.10

The weighted average fair value of options granted in the six months ended June 30, 2007 was $0.10. The weighted average fair value of options granted in 2006 was $0.10.

The following table summarizes information about stock options outstanding at June 30,
2007:

	Options outstanding			Options exercisable
Exercise Price	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
$ 0.10	470,141	9.38	$0.10	180,966	$0.10

A summary of activity related to non-vested stock options as of June 30, 2007 is indicated in the following table:

Nonvested at January 1, 2006	-	$-

Granted	358,459	0.10
Vested	(202,043)	0.10

Nonvested at December 31, 2006	156,416	0.10

Granted	153,363	0.10
Vested	(20,604)	0.10
Cancelled	41,681	0.10

Nonvested at June 30, 2007	289,175	$0.10

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

The Company recognized $2,491 of compensation expense related to vested share-based awards in the six months ended June 30, 2007. As of June 30, 2007, there was an additional $20,685 of total unrecognized compensation cost related to unvested share-based awards. This cost is expected to be recognized over a weighted average period of approximately four years.

The fair value of options on their grant date was measured using the Black-Scholes option pricing model. Key assumptions used to apply this pricing model are as follows at June 30, 2007:

Risk-free interest rate	5.25%
Expected volatility	120%
Expected life of option	5 years
Expected dividend yield	0%

9.	Common Stock Warrants

The Company had an outstanding warrant to purchase 166,725 shares of common stock at June 30, 2007 at $0.10 per share. The warrant expires on August 1, 2009.

10.	Note Receivable, Stockholder

During April 2006, the Company loaned the founding stockholder $50,000 in connection with the issuance of the Series A Preferred Stock. Principal and accrued interest is to be repaid in quarterly installments with final payment due in May 2008. Interest on the outstanding balance is accrued at an annual rate of 6.00% and totaled $951 for the six months ended June 30, 2007. As of June 30, 2007, the outstanding principal balance totaled $31,250. Interest receivable at June 30, 2007 on the note totaled $764.

11.	Commitments

The Company leases its London, England office space under non-cancelable operating leases that expire on April 1, 2009. Total rent expense under these operating leases was approximately $80,843 and $73,678 for the six months ended June 30, 2007 and 2006, respectively.

Future minimum lease payments under non-cancelable operating leases as of June 30, 2007 are as follows:

Year	Operating Lease
2007	$80,842
2008	161,685
2009	40,421
$282,948

The Company leases its Boston, Massachusetts office space from an entity controlled by a relative of the founding stockholder of the Company under terms of a lease that expire February 2011. Minimum lease payments are subject to annual increases.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

At June 30, 2007 the future minimum lease payments under this operating lease are as follows:

Year Ending December 31:	Amount
2007	$57,228
2008	119,476
2009	125,500
2010	131,524
2011	22,088
$455,816

The lease also provides for additional rent in the form of a proportionate share of real estate taxes and operating costs during the lease term. Rent and facility expense for this operating lease totaled approximately $57,228 and $38,152 for the six months ended June 30, 2007 and 2006, respectively. Prepaid expenses included one month of rent totaling $9,538 for the period ended June 30, 2007.

12.	Related Party Transactions

Related parties controlled through common ownership are as follows:

The Boston Phoenix Trust
Infort, Inc.
PMCG Management Company, LLC
Stuff Magazine, LLC
Tele-Publishing of Canada, LLC
Tele-Publishing, Inc.
TP Corporation
TPI International LP

Operations
The Company makes non-interest bearing advances to and from related entities and charges fees and expenses in the normal course of business for management and other administrative services. The net balance due from these entities as of June 30, 2007 and 2006 was $37,542 and $128,376, respectively.

Transition Services Agreement
Management fees are paid to The Boston Phoenix Trust pursuant to a year-to-year service and facilities agreement. The fee is based on the Company’s allocable share of personnel, facilities, and equipment costs incurred by The Boston Phoenix Trust on its behalf. Total management fees paid to The Boston Phoenix Trust for the six months ended June 30, 2007 amounted to $66,000. Prepaid management fees paid to The Boston Phoenix Trust as of June 30, 2007 amounted to $66,000.

13.	Concentrations

Significant Sources of Revenue
Significant sources of revenue are derived from the Company’s relationships with wireless carriers. The failure to successfully negotiate agreements with such wireless carriers on favorable terms or to maintain such relationships could have a materially adverse effect on revenues. The Company considers its mobile content distribution to be concentrated when a single carrier accounts for more than 25% of the total gross revenue generated from usage.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

Concentration of Credit Risk
The Company has potential concentration of credit risk, in that, at times, it may maintain deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

14.	Subsequent Events

Reverse Merger and Offering
Pursuant to an agreement and plan of merger by and among International Food and Wine Consultants, Inc., a Delaware corporation, (“IFWC”) a wholly-owned subsidiary of IFWC (“Acquisition Sub”) and the Company, on August 13, 2007 Acquisition Sub merged with and into the Company, and the Company, as surviving corporation, became the wholly-owned subsidiary of IFWC (the “Merger”), which was renamed g8wave Holdings, Inc. (“g8wave Holdings”). In connection with the closing of the Merger, the Company sold, in a private placement offering, 107 units at a purchase price of $25,000 per unit, each unit consisting of 16,666 shares of common stock, a four-year redeemable warrant to purchase 8,333 shares. Pursuant to the terms of a confidential private placement offering memorandum, dated April 18, 2007, as supplemented, the Company received gross proceeds from such private placement of $2,675,000.

Employment Agreement
On August 27, 2007 g8wave Holdings entered into an employment agreement with William Duke, Jr. to employ Mr. Duke as g8wave Holdings’s Chief Financial Officer. Mr. Duke replaced Rick Gallagher, who served as g8wave Holdings’s interim Chief Financial Officer until Mr. Duke assumed the duties of Chief Financial Officer effective August 27, 2007. The term of the agreement extends to October 1, 2009. Mr. Duke’s base salary during the term is $175,000 per year and he is eligible to receive an annual performance bonus of up to 20% of the base salary. Pursuant to the agreement, Mr. Duke was granted 166,725 shares of restricted stock units ("RSUs") of g8wave Holdings pursuant to g8wave Holdings’s 2007 Equity Incentive Plan (“2007 Plan”), 25% of which will vest on August 27, 2008, and the remaining 75% will vest thereafter in monthly installments over the next three years of Mr. Duke's employment.

Stock Options
On July 10, 2007 and August 9, 2007, the Company granted options to purchase a total of 385,000 shares and 133,381 shares, respectively, of common stock under the Plan to employees, consultants and advisors at an exercise price of $0.14 per share.

Restricted Stock
On August 20, 2007, g8wave Holdings granted to its Chief Executive Officer and President, Habib Khoury, its Senior Vice President and Managing Director of European Operations, Mark Challinor, its Senior Vice President and Managing Director of Asia Pacific Operations, Shubhro Sen, and its interim Chief Financial Officer, Richard Gallagher, awards of 1,398,877, 166,725, 166,725 and 75,000 restricted stock units (“RSUs”), respectively, under the 2007 Plan and pursuant to their respective employment agreements. Each RSU, when fully vested, entitles the holder thereof to one share of g8wave Holdings’s common stock, par value $.001 per share.

Advisory Agreement
On July 1, 2007 the Company entered into an advisory agreement with Greenwave Partners LLC, (“Greenwave”) whereby Greenwave would provide certain financial, strategic and advisory services to the Company in exchange for a consulting fee of $10,000 per month. The engagement would not commence unless and until the reverse-merger closes and the Company receives equity financing from unaffiliated third parties of at least $2.0 million after July 1, 2007 and prior to January 1, 2008.

g8wave, Inc.
Notes to Unaudited Consolidated Financial Statements

Notes Receivable, Stockholder
On July 11, 2007 the Company agreed to forgive the outstanding balance of the loan to the founding shareholder. The balance of the loan at the time of the forgiveness was $31,250.